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                                                                   EXHIBIT 16(b)



     SCHEDULES OF COMPUTATIONS OF PERFORMANCE QUOTATIONS WITH RESPECT TO
         THE VA AGGRESSIVE GROWTH FUND AND THE VA INTERNATIONAL FUND
                  INCLUDED IN RESPONSE TO FORM N-1A, ITEM 22.



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

USAA LIFE VARIABLE ANNUITY AGGRESSIVE GROWTH FUND
Calculation of ERV
        Initial investment: hypothical $1000 payment made at beginning of period

        Initial NAV at 5/1/97: $10.000000

        Initial shares: initial investment/initial NAV =
                                                $1000/$10.000000        =               100.000

        Addition of shares from Reinvested Dividends:

                Shares added: (initial shares * dividend rate)/reinvestment price
                                                (100 * $0.00000)/$0.00  =                 0.000

        Ending Shares: initial shares + # of shares reinvested
                                                100 + 0.000             =               100.000

        Ending Redeemable Value: ending shares * ending NAV
                                                100.000 * $11.16        =               1116.00


USAA LIFE VARIABLE ANNUITY INTERNATIONAL FUND

Calculation of ERV
        Initial investment: hypothical $1000 payment made at beginning of period

        Initial NAV at 5/1/97: $10.000000

        Initial shares: initial investment/initial NAV =
                                                $1000/$10.000000        =               100.000

        Addition of shares from Reinvested Dividends:

                Shares added: (initial shares * dividend rate)/reinvestment price
                                                (100 * $0.00000)/$0.00  =                 0.000

        Ending Shares: initial shares + # of shares reinvested
                                                100 + 0.000             =               100.000

        Ending Redeemable Value: ending shares * ending NAV
                                                100.000 * $10.71        =               1071.00


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            AVERAGE ANNUAL AND CUMULATIVE TOTAL RETURN COMPUTATION

The Average Annual Returns for the following funds were computed according to the following formula:

                n
        P(1 + T)  = ERV

Where:

   P  =  a hypothetical initial payment of $1,000

   T  =  average annual total return

   n  =  number of years

 ERV = Ending Redeemable Value of a hypothetical $1,000 made at the beginning of the 1, 5, or 10 year (or other) periods at end of the 1, 5, 10 year (or other) periods (or fractional portion thereof)

The Cumulative Total Returns for the following funds were computed according to the following formula:

Where: T = ERV/P-1

   P  =  a hypothetical initial payment of $1,000

   T  =  cumulative total return

 ERV = Ending Redeemable Value of a hypothetical $1,000 made at the beginning of the 1, 5, or 10 year (or other) periods at end of the 1, 5, 10 year (or other) periods (or fractional portion thereof)


                                                         Average Annual                        Cumulative
                                                          Total Return                        Total Return
                                                   for Period Ended 6/30/97            for Period Ended 6/30/97
                                                  -------------------------            ------------------------
                                                            0.17
USAA Life Variable Annuity Aggressive Gro       $1000(1 + T)     = $1,116.00              = $1,116,00/$1000-1
                                                            T = 11.60%                          T = 11.60%

                                                            0.17
USAA Life Variable Annuity International F      $1000(1 + T)     = $1,071.00              = $1,071.00/$1000-1
                                                            T = 7.10%                           T = 7.10%